EXHIBIT 5.1

                             Jenkens & Gilchrist             Austin, Texas
                          A PROFESSIONAL CORPORATION         (512) 499-3800
                                                            Chicago, Illinois
                                1445 Ross Avenue             (312) 425-3900
                                  Suite 3200                 Houston, Texas
                              Dallas, Texas 75202            (713) 951-3300
                                                         Los Angeles, California
                                (214) 855-4500               (310) 820-8800
                           Facsimile (214) 855-4300        New York, New York
                                                             (212) 704-6000
                                                          Pasadena, California
                                www.jenkens.com              (626) 578-7400
                                                           San Antonio, Texas
                                                             (210) 246-5000
                                                            Washington, D.C.
                                                             (202) 326-1500

                                August 30, 2004


Western Goldfields, Inc.
961 Matley Lane, Suite 120
Reno, Nevada 89502

     Re:     Western Goldfields, Inc. - Registration Statement on Form SB-2

Gentlemen:

     We have acted as special counsel to Western Goldfields, Inc., an Idaho corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") relating to resales from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended (the "Act"), of 818,516 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock") by the selling security holders named in the Registration Statement.

     In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, in each case as amended to date; (ii) copies of resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and the preparation and filing of the Registration Statement and related matters; (iii) the Registration Statement, and all exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.


     Based upon and subject to the foregoing, we are of the opinion that the Shares have been validly issued, fully paid and nonassessable.


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                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION



     The opinions expressed herein are specifically limited to the laws of the State of Idaho and the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments which may be brought to our attention after the effective date of the Registration Statement and which may alter, affect or modify the opinion expressed herein.

                                      Very  truly  yours,

                                      /s/  Jenkens & Gilchrist Parker Chapin LLP

                                      JENKENS & GILCHRIST PARKER CHAPIN LLP


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